Exhibit 99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the attached Report on Form N-CSRS for Pax World Funds Series Trust I (the “Registrant”), each of the undersigned officers hereby certifies, to the best of such officer’s knowledge, that:

1.                                      The Form N-CSRS of the Registrant for the period ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Form N-CSRS of the Registrant for the period ended June 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  August 20, 2014

/s/ Joseph F. Keefe
Joseph F. Keefe
President (Principal Executive Officer)

/s/ Alicia K. DuBois
Alicia K. DuBois
Treasurer (Principal Financial Officer)